THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET NEW YORK, NEW YORK 10286

CWMBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-E

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.04 OF THE POOLING AND SERVICING AGREEMENT DATED MARCH 1, 1996
CUSIP #126691

                                         Distribution Date             09/25/96


                                                                                           SINGLE                 TOTAL
Reduction of the Stated Amount of Certificates                                           CERTIFICATE             AMOUNT
     Class A-1 Certificates.                                  TJ3                           $190.25969937        $2,768,560.02
     Class A-2 Certificates.                                  TKO                             $0.00000000                $0.00
     Class A-3 Certificates.                                  TL8                             $0.00000000                $0.00
     Class A-4 Certificates.                                  TM6                             $0.60526804           $11,625.96
     Class A-5 Certificates.                                  TN4                             $0.00000000                $0.00
     Class PO Certificates.                                   TP9                             $0.91807933               $46.25
     Class A-R Certificates.                                  TU8                             $0.00000000                $0.00
     Class X Certificates.                                    TQ7                             $0.00000000                $0.00
     Class B-1 Certificates.                                  TR5                             $0.60526843            $9,356.68
     Class B-2 Certificates.                                  TS3                             $0.60526820            $3,341.67
     Class B-3 Certificates.                                  TT1                             $0.60526767            $2,005.00
     Class B-4 Certificates.                                  N/A                             $0.60562910            $1,136.17
     Class B-5 Certificates.                                  N/A                             $0.60526749              $401.00
     Class B-6 Certificates.                                  N/A                             $0.60526925            $1,136.17

                                                                                                    Total        $2,797,608.92

Aggregate amount of any Principal Prepayment                                                                     $2,607,075.52


                                                                                                    SINGLE                TOTAL
Amounts distributed representing interest                                                      CERTIFICATE               AMOUNT
     Class A-1 Certificates.                                                                   $2.59308762           $37,733.26
     Class A-2 Certificates.                                                                   $5.77499999          $571,075.26
     Class A-3 Certificates.                                                                   $5.83333328          $287,189.61
     Class A-4 Certificates.                                                                   $5.81695041          $111,731.71
     Class A-5 Certificates.                                                                   $0.00000000                $0.00
     Class PO Certificates.                                                                    $0.00000000                $0.00
     Class A-R Certificates.                                                                   $0.00000000                $0.00
     Class X Certificates.                                                                     $1.15878242          $251,805.92
     Class B-1 Certificates.                                                                   $5.81695014           $89,922.65
     Class B-2 Certificates.                                                                   $5.81695005           $32,115.23
     Class B-3 Certificates.                                                                   $5.81695136           $19,269.14
     Class B-4 Certificates.                                                                   $5.81694841           $10,919.18
     Class B-5 Certificates.                                                                   $5.81695262            $3,853.83
     Class B-6 Certificates.                                                                   $5.81694980           $10,919.18

                                                                                                     Total        $1,426,534.97

Amount of shortfall which is less than the full amount that would be distributed:
                 Principal                                                 0.00
                 Interest                                                  0.00


Stated Amount of Certificates after this Distribution                        ORIGINAL            SINGLE             TOTAL
                                                                              BALANCE         CERTIFICATE           AMOUNT
Class A-1 Certificates.                                                     14,551,479.00       $257.46765398       $3,746,535.16
Class A-2 Certificates.                                                     98,887,491.00    $ 1,000.00000000      $98,887,491.00
Class A-3 Certificates.                                                     49,232,505.00    $ 1,000.00000000      $49,232,505.00
Class A-4 Certificates.                                                     19,207,953.00       $996.58619115      $19,142,380.72
Class A-5 Certificates.                                                     10,200,000.00     $1,035.51440392      $10,562,246.92
Class PO Certificates.                                                          50,376.91       $995.39312753         $50,144.,88
Class A-R Certificates.                                                            100.00         $0.00000000               $0.00
Class X Certificates.                                                      217,302,158.28       $951.25969731     $206,710,785.31
Class B-1 Certificates.                                                     15,458,728.00       $996.58619002      $15,405,954.84
Class B-2 Certificates.                                                      5,520,974.00       $996.58619113       $5,502,126.45
Class B-3 Certificates.                                                      3,312,584.00       $996.58619072       $3,301,275.47
Class B-4 Certificates.                                                      1,877,132.00       $996.58618041       $1,870,723.81
Class B-5 Certificates.                                                        662,517.00       $996.58620081         $660,255.30
Class B-6 Certificates.                                                      1,877,131.55       $996.58617959       $1,870,723.36

                                                                                                        Total      210,232,362.86

The Pool Stated Principal Balance for the following              210,232,362.86
Distribution Date:

Senior Percentage for the following Distribution Date            78.0289384932%
Subordinated Percentage for the following                      13.163770879183%
Distribution Date

Amount of the Master Servicing Fees paid to or                        67,980.78
retained by the Master Servicer with respect to such Distribution Date


Pass-Through Rate for each such Class of Certificates
     Class A-1 Certificates.                                                                                          3.91632%
     Class A-2 Certificates.                                                                                          6.93000%
     Class A-3 Certificates.                                                                                          7.00000%
     Class A-4 Certificates.                                                                                          6.98746%
     Class A-5 Certificates.                                                                                          0.00000%
     Class PO Certificates.                                                                                                N/A
     Class A-R Certificates.                                                                                               N/A
     Class X Certificates.                                                                                            1.40945%
     Class B-1 Certificates.                                                                                          6.98746%
     Class B-2 Certificates.                                                                                          6.98746%
     Class B-3 Certificates.                                                                                          6.98746%
     Class B-4 Certificates.                                                                                          6.98745%
     Class B-5 Certificates.                                                                                          6.98746%
     Class B-6 Certificates.                                                                                          6.98745%

Amount of Advances included in the distribution on                   $35,475.84
this Distribution Date
Aggregate amount of Advances outstanding as of the                   $49,889.25
close of business on such Distribution Date


A. The number and aggregate principal amounts of Mortgage Loans delinquent
                                        30 to 59 days                                              23         $2,987,966.07
                                        60 to 89 days                                               8         $1,016,724.29
                                           90 or more                                               4           $378,281.99


B. The number and aggregate principal amounts of
Mortgage Loans in foreclosure
                           In foreclosure                                                              7        $658,429.91

Loan number and Stated  Principal  Balance
for any Mortgage  loan that became an
REO Property during the preceding calendar month.    #123278         $31,945.60

Total number and principal balance of any REO              1         $31,945.60
Properties as of the close of business on the Determination Date preceding such Distribution Date


Senior Prepayment Percentage for following                    100.000000000000%
Distribution Date

Aggregate amount of Realized Losses incurred during                           0
preceding month
Aggregate amount of Realized Losses through                                   0
Distribution Date

Special Hazard Loss Coverage Amount                                2,208,390.00
Required Fraud Loss Coverage                                       6,625,169.00
Current Bankruptcy Coverage                                          100,000.00